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                                                                    EXHIBIT 23.2

               CONSENT OF DELOITTE & TOUCHE, INDEPENDENT AUDITORS



We consent to the use and incorporation by reference in this Registration Statement of Alliance Pharmaceutical Corp. on Form S-3 of our report dated July 27, 1993, appearing in the Prospectus, which is part of this Registration Statement, and appearing in the Annual Report on Form 10-K of Alliance Pharmaceutical Corp. for the year ended June 30, 1994, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
New York, NY
March 13, 1995